Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Jupiter Neurosciences, Inc. of our report dated September 2, 2021, relating to our audit of the financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, which appears in the Registration Statement on Form S-1 of Jupiter Neurosciences, Inc. for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions

Assurance Dimensions

Margate, Florida

January 5, 2022